UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 5.02 (e)

On December 1, 2014, the Company and Mr. Abbott entered into a Non-Competition Agreement under which Mr. Abbott will receive consideration totaling One Hundred Fifty Thousand Dollars ($150,000.00), payable in equal quarterly installments, in exchange for a one year extension of his contractual obligations (contained in his Amended and Restated Employment Agreement, filed as Exhibit 10(b) to Form 10-K on August 27, 2010) not to compete with the Company; employ (or assist a competitor in employing) individuals who were employees of Standex in the prior twelve months; or utilize the confidential information obtained by Mr. Abbott during his tenure with the Company; all the to extent that such activities are competitive with or harmful to Standex.  The term of the Non-Competition Agreement is December 6, 2015 through December 6, 2016.  The Non-Competition Agreement is attached herein as Exhibit 10.

Mr. Abbott’s employment with the Company will terminate effective on December 6, 2014, as previously disclosed on Form 8-K filed on November 12, 2014.

SECTION 9

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10  -  Non-Competition Agreement entered into December 1, 2014, effective December 6, 2015.

FORWORD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially effect the Corporation’s actual results are identified in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: December 3, 2014

Signing on behalf of the registrant and as principal financial officer